aj robbins pc
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent certified public accountants, we hereby consent to the use of our report dated March 1, 2007, except for Note 11 for which the date is March 7, 2007, of Berman Center, Inc. and to the reference made to our firm under the caption "Experts" included in or made part of this Registration Statement on Form SB-2 Amendment 1.

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
September 24, 2007

Columbine Place
216 16th Street, Suite 600
Denver, Colorado 80202
303 321 1281 > T 303 321 1288 > F
www.ajrobbins.com